Exhibit 10.19.9

Execution Counterpart

ASSIGNMENT AND ACCEPTANCE

This Agreement, dated as of March 21, 2003 is among:  The Doe Run Resources Corporation, a New York corporation (the “Company”); Regiment Capital II, L.P., a Delaware limited partnership, and Lathi, LLC, a Delaware limited liability company (collectively, the “Assignors”); The Renco Group, Inc., a New York corporation (the “Assignee”); and Regiment Capital Advisors, L.L.C., a Delaware limited liability (“Regiment”).  The parties hereby agree as follows:

1.  Reference to Credit Agreement; Definitions.  Reference is made to the Credit Agreement dated as of October 29, 2002 (the “Credit Agreement”) among the Company, the Lenders (as defined below) from time to time party thereto and Regiment, as agent for the Lenders (the “Prior Agent”).  Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.  Replacement of Departing Lenders.  Notwithstanding (a) the existence of any Event of Default and (b) any failure to comply with the notice provisions set forth in section 11.6 of the Credit Agreement:  (i) the Company hereby requests that the Assignee replace all the Departing Lenders pursuant to section 11.6 of the Credit Agreement, effective as of the date specified on Exhibit A as the “Assignment Date” (the “Assignment Date”); (ii) the Assignee agrees to replace all the Departing Lenders pursuant to section 11.6 of the Credit Agreement, effective as of the Assignment Date; and (iii) each of the Assignees and the Prior Agent hereby consents to the replacement by the Assignee of all the Departing Lenders pursuant to section 11.6 of the Credit Agreement, effective as of the Assignment Date.  Each of the parties acknowledges and agrees that it is entering into this Agreement to effect the replacement by the Assignee of the Departing Lenders pursuant to section 11.6 of the Credit Agreement, effective as of the Assignment Date.

3.  Assignment and Assumption.

3.1.  Assignment by Assignors.  Without recourse, representation or warranty of any kind (other than as set forth in Section 6), each Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from each Assignor, all interests of such Assignor (including all interests of such Assignor specified on Exhibit A hereto) in and to such Assignor’s rights and obligations under the Credit Agreement and the other Credit Documents as of the Assignment Date (the “Assigned Interests”).

3.2.  Assignment by Prior Agent.  Notwithstanding the provisions of section 10.6 of the Credit Agreement:  (a) the Prior Agent hereby (i) resigns as Agent, effective as of the Assignment Date, and (ii) assigns to the New Agent (as defined below) all of the Prior Agent’s rights and obligations under the Credit Agreement and the other Credit Documents as of the Assignment Date; (b) each of the Assignee and the Company hereby (i) agrees that from and after the Assignment Date, the Assignee will replace the Prior Agent as Agent under the Credit

Agreement (the Assignee in such capacity, the “New Agent”) and (ii) consents to such appointment; and (c) the New Agent hereby (i) accepts its appointment as Agent, effective as of the Assignment Date, and (ii) assumes all of the Prior Agent’s rights and obligations under the Credit Agreement and the other Credit Documents as of the Assignment Date.

4.  Payments.  No later than 1:00 p.m. (Boston time) on the Assignment Date, the Assignee shall pay to the Prior Agent, as agent for the Assignors, at the Prior Agent’s address as set forth in the Credit Agreement, in immediately available United States Funds the amount set forth in Exhibit B hereto (the “Transfer Amount”).  Promptly upon receipt of the Transfer Amount, the Prior Agent shall distribute the Transfer Amount, in accordance with the provisions of the Credit Agreement, to the Assignors and the Prior Agent.

5.  Survival of Indemnities.  Notwithstanding the other provisions of this Agreement, the transfers and assignments made pursuant hereto and any future amendment of the Credit Agreement or any other Credit Document, the indemnification provisions, guarantee reinstatement provisions and other provisions of the Credit Agreement and the other Credit Documents assigned hereby which expressly survive the termination of the Credit Agreement or any such other Credit Document, each as in effect immediately prior to the execution hereof, shall continue to inure to the benefit of the Assignors and the Prior Agent with respect to any events which happened or actions taken or omitted to be taken on or prior to the Assignment Date, without derogating from any rights of the Assignee against the Company or the other Obligors with respect to any events which happened or actions taken or omitted to be taken on or prior to the Assignment Date that the Assignee may have acquired in its capacity as a Lender from and after the Assignment Date pursuant to the transfers and assignments contemplated by this Agreement.

6.  Representations, Warranties, etc.

6.1.  Representations and Warranties of Assignors.  Each Assignor represents that, as of the date hereof, such Assignor owns its Assigned Interests beneficially and of record, free of any Liens or adverse claims.  Except as set forth in the immediately preceding sentence, each Assignor and the Prior Agent:

(a)  makes no representation or warranty, and assumes no responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and

(b)  makes no representation or warranty, and assumes no responsibility, with respect to the financial condition of the Company and its Subsidiaries or the performance by the Company and its Subsidiaries of their obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto.

6.2.  Representations, Warranties and Agreements of Assignee.  The Assignee:

(a)  represents and warrants that it is legally authorized to enter into this Agreement;

(b)  represents and warrants that it is incorporated or organized under the laws of the State of New York;

(c)  confirms that it has received a copy of the Credit Agreement and any other Credit Document which it has requested, together with copies of the most recent financial statements delivered pursuant to Section 6.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

(d)  agrees that it will, independently and without reliance upon the Assignors, the Prior Agent or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents;

(e)  agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender or as the Agent under the Credit Agreement; and

(f)  acknowledges and agrees that, except for the representations and warranties of the Assignors set forth in the first sentence of Section 6.1, the transfers and assignments made by each Assignor and the Prior Agent pursuant to this Agreement or pursuant to any instrument or document executed in connection with this Agreement are made specifically without representation, warranty or recourse by, to or against any Assignor or the Prior Agent.

6.3.  Company’s Representations and Warranties.  The Company represents and warrants to each Assignor, the Assignee, the Prior Agent and the New Agent that no claim, defense, counterclaim or set-off has been asserted by or, to the knowledge of the Company, is or will be available to the Company against, any Assignor or the Prior Agent arising from or relating to the Credit Documents.

7.  Assignee Party to Credit Agreement; Release of Obligations of Assignors and Prior Agent.  From and after the Assignment Date:  (a) the Assignee shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Credit Documents; (b) the Prior Agent shall no longer constitute the Agent, and the New Agent shall thereupon become the Agent for all purposes under the Credit Agreement and the other Credit Documents, and shall have all the rights and obligations of the Agent thereunder; and (c) each Assignor and the Prior Agent (i) shall, to the extent provided in this Agreement, relinquish its rights and (ii) shall be released from its obligations under the Credit Agreement and the other Credit Documents.

8.  Confirmation of Credit Security.  The Company hereby confirms and agrees that, from and after the Assignment Date, the Assignee as the Agent and as a Lender shall have a security interest securing the Credit Obligations in all the collateral granted by the Company and the other Obligors through the Assignment Date pursuant to the Credit Documents.  The Prior Agent, the Assignors and the Company expressly authorize the New Agent, on behalf of itself and the Assignee, to file any and all financing statements, amendments to financing statements, assignments of mortgages or deeds of trust, patent and trademark assignments, and any other filings, for the purpose of creating, continuing, perfecting or assigning such security interest, including, to the extent permitted under applicable law, without the signature of the Company, the Prior Agent or the Assignors, whether under Section 9-509 of the Uniform Commercial Code of any jurisdiction or otherwise.

9.  Notices.  All notices and other communications required to be given or made to the Assignee under this Agreement, the Credit Agreement or any other Credit Document shall be given or made at the address of the Assignee set forth on Exhibit A hereto or at such other address as the Assignee shall have specified to the Assignors, the Company and the Prior Agent in writing.

10.  Further Assurances.  The parties hereto agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement, in each case, at the Company’s expense.

11.  General.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all current and prior agreements and understandings, whether written or oral, with respect to such subject matter.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability.  This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.  This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

[The remainder of this page is intentionally blank.]

[Assignment and Acceptance]

Each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

COMPANY:	THE DOE RUN RESOUCES CORPORATION

	By:	/s/ David Chaput
Name: David Chaput
Title: Vice President—Finance

ASSIGNORS:	REGIMENT CAPITAL II, L.P.

	By:	Regiment Capital Management, L.L.C.,
its General Partner

	By:	Regiment Capital Advisors, L.L.C.,
its Manager

	By:	/s/ Christopher Kaster
Name: Christopher Kaster
Title: Chief Operating Officer

LATHI, LLC

	By:	Phemus Corporation,
its sole Member

	By:	/s/ Phemus Corporation
Name:
Title:

ASSIGNEE and NEW AGENT:	THE RENCO GROUP, INC.

	By:	/s/ Roger Fay
Title: Vice President—Finance

PRIOR AGENT:	REGIMENT CAPITAL ADVISORS, L.L.C.,
as Agent

	By:	/s/ Christopher Kaster
Name: Christopher Kaster
Title: Chief Operating Officer

THE DOE RUN RESOURCES CORPORATION

Exhibit A

to

Assignment and Acceptance

1.        Assignor

Regiment Capital II, L.P. and Lathi, LLC

2.        Assignee

The Renco Group, Inc.

30 Rockefeller Center

42nd Floor

New York, NY  10112

Telecopy:    (212) 541-6197

For payments of interest, principal and other amounts:

JPMorgan Chase Bank

ABA# 021000021

A/C# 967101107

Account Name:  The Renco Group, Inc.

3.        Assignment Date

March 21, 2003

4.        Assigned Interests

Outstanding Term Loan:	Regiment Capital II, L.P.:	$7,750,000.00
	Lathi, LLC:	$7,750,000.00

Unpaid interest and fees with respect to the assigned credits described above, accrued through the Assignment Date, shall be paid to the Assignors as set forth herein.

5.        Assignors’ Post-Assignment Interest

Each Assignor represents that immediately after giving effect to this assignment, its interest in the following credits is summarized as follows:

Term Loan:	Regiment Capital II, L.P.:	$0.00
	Lathi, LLC:	$0.00

6.        Assignee’s Post-Assignment Interest

The Assignee represents that immediately after giving effect to this assignment, its interest in the following credit is summarized as follows:

Term Loan:	$15,500,000.00

THE DOE RUN RESOURCES CORPORATION

Exhibit B

to

Assignment and Acceptance

Transfer Amount

(as of March 21, 2003)

Principal of Term Loan	$15,500,000.00

Accrued Daily Interest on Term Loan	$138,208.33

Accrued Contingent Interest on Term Loan	$500,000.00

Prior Agent’s Legal Fees	$32,000.00

Total	$16,170,208.33